Exhibit 10.2

                      C.R. ANTHONY COMPANY

            AMENDED SEVERANCE COMPENSATION AGREEMENT


     This Amended Severance Compensation Agreement is entered into as of this 31st day of May, 1996, between C.R. Anthony
Company, an Oklahoma corporation (the "Company"), and William A.
North ("North").

     WHEREAS, the Company and North entered into that certain
North Severance Compensation Agreement dated as of April 1, 1995
(the "1995 Agreement"); and

     WHEREAS, the Company and North desire to amend and restate in its entirety the 1995 Agreement;

     NOW, THEREFORE, in consideration of the promises and mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to restate and amend in its entirety the 1995 Agreement as follows:

     1. Definitions. For purposes of this Agreement, the following capitalized terms shall have the following meanings:

          (a) "Cause" shall mean (i) committing fraud, theft, misappropriation, embezzlement, larceny or other felony, willful misconduct, gross malfeasance or breach of trust by North resulting or intended to result directly or indirectly in gain or personal enrichment to North at the expense of the Company, (ii) committing any other crime involving moral turpitude which materially impairs North's ability to perform his duties or the business reputation of the Company, or (iii) continued and deliberate failure by North to substantially perform North's employment duties with the Company. However, anything in the preceding sentence to the contrary notwithstanding, "Cause" shall not include the following: (i) any act or omission that was the result solely of poor business judgement or simple negligence; (ii) any act or omission believed by North in good faith to have been in or not opposed to the interests of the Company;
     (iii) any act or omission in respect of which North met the applicable standard of conduct for indemnification against liabilities and expenses under the Company's Certificate of Incorporation; or (iv) any act or omission which occurred more than 12 months prior to the Company's giving to North the Notice of Intended Termination for Cause (as defined in Section 3), unless the commission of such act or omission was not at the time of commission or omission known to a majority of the members of the Board of Directors of the Company, in which case more than 12 months from the date the commission or omission was known by a majority of the members of the Board of Directors.

          (b) "Corporate Transaction" shall mean a lease or sale of all or substantially all of the Company's assets or a merger, consolidation or reorganization in which the Company is not the surviving entity.

          (c)  "Death" shall mean the death of North.

          (d) "Disability" shall have the same meaning as is then applicable under the Company's welfare benefit plan governing long term disability income payments. If no such plan is in effect at the time of any determination of Disability, then Disability shall mean North's absence as a result of physical or mental illness from his duties with the Company on a full-time basis for six months and provided that within 30 days after written notice of termination is thereafter given by the Company to North as provided in
     Section 3 North shall not have returned to the full-time performance of North's duties with the Company.

          (e) "Good Reason" shall mean the occurrence of any of the following without North's prior written consent:

               (i) Except as mutually agreed to by the Company and North, the assignment to North by the Company of duties that constitute a substantial reduction or diminishment of the importance of North's position, duties, responsibilities and status with the Company, or a change in North's titles or offices that constitutes a substantial reduction or diminishment of importance of North's titles or offices;

               (ii) A substantial reduction by the Company in North's base salary as in effect on the date hereof or as the same may be increased from time to time during the term of this Agreement, other than as follows:
          North's base salary for any fiscal year may be reduced without giving rise to "Good Reason" if the base salary of substantially all of the executive officers of the Company and the members of the Operating Committee, or similar successor committee or equivalent management personnel (such committees and management personnel being collectively hereinafter referred to as the "Operating Committee") experience a percentage reduction in base salary for such fiscal year that is not more than 10 percentage points less than the percentage reduction in the base salary of North for such fiscal year, unless the effect of such reduction is to reduce North's base salary to less than 80% of his base salary as in effect on the date hereof (in which case such reduction shall constitute "Good Reason");

               (iii) The failure by the Company to permit North (a) to participate in any bonus or other cash or equity incentive compensation plan, program or arrangement made generally available to members of the Operating Committee of the Company and in which North is entitled to participate and (b) to have performance goals, if applicable, and target bonus or other incentive awards under any such plan program or arrangement that are reasonable in relation to the performance goals and awards established for members of the Operating Committee.

               (iv) The failure by the Company to permit North to participate in any retirement plan or arrangement or any insurance or other welfare benefit plan or arrangement made generally available to members of the Operating Committee of the Company and in which North is entitled to participate on a basis reasonable in relation to the basis on which the other members of the Operating Committee of the Company are eligible to participate;

               (v) The relocation of the site from which North is to perform his principal duties to any place 50 or more miles outside of Oklahoma City, Oklahoma, except in connection with the contemporaneous relocation of the Company's principal executive offices and except for required travel by North on the Company's business to an extent substantially consistent with North's business travel obligations as of the date hereof; or

               (vi) The failure by the surviving or successor entity in a Corporate Transaction to assume or otherwise be liable for the obligations of the Company under this Agreement.

          (f) "Restriction Period" shall mean the period of two years after the occurrence of a Severance Event, commencing on the Termination Date.

          (g) "Retirement" shall mean the termination by the Company or North of North's employment based on North's having reached age 65 or such other age as shall have been fixed in any arrangement established with North's consent with respect to North.

          (h) "Severance Event" shall mean the occurrence of any of the following:

               (i) The Termination by North of his employment with the Company for Good Reason in the manner set forth in Section 4; or

               (ii) The termination by the Company of North's employment with the Company other than as a result of the Death, Disability or Retirement of North or other than for Cause in the manner set forth in Section 3.

          (i) "Termination Date" shall mean the date on which this Agreement terminates after and as a result of a Severance Event.

     2. Term. This Agreement shall commence as of the date hereof and shall continue in effect through March 31, 2002; provided, however, that commencing on April 1, 2002 and on each April I thereafter, the terms of this Agreement shall automatically be extended for one additional year unless, not later than September 30 of the preceding year, the Company shall give written notice to North that it does not wish to extend this Agreement. In addition, this Agreement shall automatically terminate following: (i) the termination by the Company of North's employment with the Company as a result of Death, Disability or Retirement or for Cause in the manner provided in
Section 3; (ii) the resignation or other termination by North of his employment with the Company other than for Good Reason; or
(iii) the payment in full by the Company of any Severance Payment (as defined in Section 5) required to be paid by the Company pursuant to the terms of this Agreement. Upon termination of this Agreement, North shall have no right to any payments pursuant to this Agreement other than the payment of all or any portion of the Severance Payment, if any, that was payable to North pursuant to the terms of this Agreement prior to the termination of this Agreement.

     3. Procedures for Termination of Employment By the Company. Any termination of North's Employment by the Company as a result of the Death, Disability or Retirement of the Employee or for Cause shall be communicated in the case of Death, Disability or Retirement by a "Notice of Termination" or in the case of termination for Cause by a "Notice of Intended Termination for Cause". For purposes of this Agreement, a "Notice of Termination" and a "Notice of Intended Termination for Cause" shall mean a written notice which shall indicate those specific provisions in this Agreement relied upon by the Company and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of North's employment under the provision so indicated. Termination of North's Employment on the basis of Death or Retirement shall be deemed effective for purposes of the Agreement as the date of death or retirement set forth in the Notice of Termination. Termination of North's employment on the basis of Disability shall be deemed effective for purposes of this Agreement 30 days after Notice of Termination is given to North (provided that North shall not have returned to the performance of North's duties on a full-time basis during such 30-day period). If the termination of North's employment is for Cause, such termination shall be deemed effective for purposes of this Agreement only after the delivery to North of a copy of a resolution, duly adopted by the affirmative vote of not less than three-fourths of the outside members of the Company's Board of Directors then in office at a meeting of the Board called and held for the purpose, finding that North was guilty of conduct set forth in the Section l(a) hereof constituting "Cause" and specifying the particulars thereof in reasonable detail. Any such meeting shall be held following the delivery of the Notice of Intended Termination for Cause and at a time calculated to provide reasonable notice to North and an opportunity for North, together with North's counsel, to be heard before the Board.

     4.   Procedures for Termination of Employment By North for
Good Reason.   North shall be entitled to terminate his
employment with the Company for Good Reason. Any termination by North of his employment with the Company for Good Reason shall be communicated to the Company by a "Notice of Termination for Good Reason", which Notice must be given within three months after the occurrence of the event constituting Good Reason. For purposes of this Agreement, a "Notice of Termination for Good Reason" shall mean a written notice which shall indicate those specific provisions in this Agreement relied upon by North and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination by North of his employment with the Company for Good Reason under the provision so indicated. Termination by North of his employment for Good Reason shall be deemed effective for purposes of this Agreement only if within 30 days following receipt by the Company of the Notice of Termination for Good Reason the Company shall have failed to cure the circumstances constituting Good Reason.

     5.   Severance Payment.

          (a) Following the occurrence of a Severance Event, the Company shall pay to North in a lump sum, in cash, on the thirtieth day following the Termination Date, an amount equal to (i) North's total cash compensation for the twelve-month period immediately preceding the Severance Event plus
     (ii) the dollar amount of the annual incentive cash bonus then most recently paid to or earned by North by the Company multiplied by a fraction the numerator of which is the number of days elapsed in the Company's fiscal year to the Termination Date and the denominator of which is 365. Such amount shall be referred to herein as a "Severance Payment."

          (b) The Company shall not under any circumstances be required to make more than one Severance Payment to North pursuant to the terms of this Agreement.

          (c) Anything herein to the contrary notwithstanding, any payments required to be made by the Company hereunder to North or his legal representatives shall be subject to withholding to the extent required under any applicable statutes, rules or regulations.

     6.   No Obligation to Mitigate Damages: No Effect on Other
Contractual Rights; No Right to Employment.

          (a) North shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by North as a result of employment by another employer, or otherwise.

          (b) The provisions of this Agreement, and any payment provided for hereunder, shall be expressly in replacement of any cash benefits payable to North as a result of the termination for any reason of the employment of North under any and all employment, severance or agreements, plans, programs or arrangements of the Company, whether written or unwritten. The effect of the termination of the employment of North on North's continuing participation in (and the costs to North of such participation) any insurance or other welfare benefit plans or arrangements maintained by the Company and on any outstanding stock options held by North shall be as provided in the plans, documents and agreements governing such plans, arrangements and stock options.

          (c) Nothing in this Agreement shall confer to North a right to employment by the Company, and his employment by the Company may be terminated at any time and for any reason by the Company, subject only to any other express written agreements between North and the Company and to the Company's obligation to pay any sums payable to North pursuant to this Agreement.

     7.   Confidential Information; Nonsolicitation.

          (a) Confidential Information. Except as permitted or directed by Company's Board of Directors, during the term of this Agreement or at any time thereafter, North shall not divulge, furnish or make accessible to anyone or use in any way (other than in the ordinary course of Company's business) any confidential or secret knowledge or information of the Company which North has acquired or become acquainted with or will acquire or become acquainted with during the term of his employment, whether developed by himself or others, concerning any trade secrets or confidential, secret or proprietary information or plans, directly or indirectly useful in any aspect of the business of the Company, any customer or supplier lists of the Company, any confidential or secret development work of the Company or any other confidential information or secret or proprietary aspects of the business of the Company ("Confidential Information"). North acknowledges that the Confidential Information constitutes a unique and valuable asset of the Company and represents a substantial investment of time and expense by the Company, and that any disclosure or other use of any Confidential Information other than for the sole benefit of the Company would be wrongful and would cause irreparable harm to the Company. The foregoing obligations of confidentiality shall not apply to any Confidential Information which is now published or which subsequently becomes generally publicly known other than as a direct or indirect result of the breach of this Agreement by North or which is required to be disclosed by North by order of any court or governmental agency or pursuant to any statute or governmental regulation. This covenant shall not be construed to limit in any way North's obligation not to use or disclose Confidential Information.

          (b)  Nonsolicitation Covenants.

               (1) While North is an employee of the Company and thereafter during the Restriction Period, without the Company's prior written approval, North shall not, directly or indirectly: (i) employ, attempt to employ, solicit for employment by others or induce or attempt to influence a termination of employment by any of the Company's employees;
     (ii) induce or attempt to induce a consultant or other independent contractor to sever that person's relationship with the Company; or (iii) solicit, cause to be solicited or accept the disclosure of any Confidential Information for any purpose whatsoever or for any other party.

               (2) If, in any judicial proceeding, a court shall refuse to enforce any provision of this Section 7(b) because the time limit is too long, the Company and North hereby expressly understand and agree that for the purpose of such proceeding, such time limitation shall be deemed reduced to the extent necessary to permit the enforcement of this
     Section 7(b).

               (3) If, in any judicial proceeding, a court shall refuse to enforce any provision of this Section 7(b) because it is more extensive than necessary to effectuate the purposes of this Agreement, the Company and North expressly understand and agree that for the purpose of such proceeding, such limitation shall be deemed reduced to the extent necessary to permit the enforcement of the provisions of this Section 7(b).

          (c) Remedies. North acknowledges and agrees that the restrictions set forth in this Section 7 are reasonable and necessary to protect the legitimate interests of the Company, that irreparable harm will be caused to the Company by a violation hereof, and that the Company therefore shall be entitled to injunctive and other equitable relief as appropriate in the event of a breach hereof by North; provided, however, that such remedy shall not be exclusive of any other legal remedies available to the Company.

     8. Successor to the Company. During the term hereof, the Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to North, expressly, absolutely and unconditionally to assume and agree to this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

     9. Assignability. Neither this Agreement nor any rights of North hereunder shall be assignable or transferable by North; provided, however this Agreement shall inure to the benefit of and be enforceable by North's personal and legal representatives, executors, administrators, successors, heirs, distributes, devisee and legatees. If North should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to North's devisee, legatee, or other designee, or, if there be no such designee, to North's estate.

     10. Notices. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified mail, return receipt requested, postage prepaid, as follows:

          If to the Company:

               If by Delivery:

                    C.R. Anthony Company
                    701 N. Broadway
                    Oklahoma City, OK 73102
                    Attn: Chief Executive Officer


               If by Mail:

                    C.R. Anthony Company
                    P. O. Box 25725
                    Oklahoma City, Oklahoma 73125-0725
                    Attn: Chief Executive Officer

          If by mail or delivery to North:


                    William A. North
                    4709 Doral Court
                    Oklahoma City, Oklahoma 73142

or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     11. Miscellaneous No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by North and the Company. No waiver by either party hereto at any time of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements relating hereto, and no agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. This Agreement shall be governed by and construed in accordance with the laws of State of Oklahoma. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     12. Legal Fees and Expenses. The Company and North shall each pay their respective legal fees and expenses which may be incurred in connection with this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                   C.R. ANTHONY COMPANY,
                                   an Oklahoma corporation



                                   By:/s/ John J. Wiesner
                                      John J. Wiesner,
                                        Chairman of the Board and
                                        Chief Executive Officer



                                   "NORTH"




                                          /s/ William A. North
                                          William A. North